Exhibit 10.1

FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated effective as of October 12, 2024 (the “Amendment Effective Date”), by and between Neuraxis, Inc., a Delaware corporation (the “Company”) and Flagstaff International, LLC, a Delaware limited liability company (the “Investor,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and the Buyer entered into and executed that certain Securities Purchase Agreement, dated as of November 9, 2023, as amended by (i) the First Amendment to Securities Purchase Agreement, dated effective as of January 10, 2024; (ii) the Second Amendment to Securities Purchase Agreement, dated effective as of February 7, 2024; and (iii) the Third Amendment to Securities Purchase Agreement, dated effective as of March 22, 2024 (such Securities Purchase Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “SPA”);

WHEREAS, the Parties have agreed to amend the SPA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendments to SPA.

4.1 The SPA is hereby amended by deleting Section 2.01 thereof in its entirety and replacing it with the following:

“Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall sell to Investor, and Investor shall purchase from the Company, up to 756,303 shares of Series B Preferred Stock for an aggregate purchase price of up to One Million Eight Hundred Thousand Dollars ($1,800,0000) (the “Purchase Price”). Investor shall pay the Purchase Price to the Company in installments, as follows:

(i)	Eight Hundred Thousand Dollars ($800,000) in total prior to April 30, 2024;
(ii)	Five Hundred Thousand Dollars ($500,000) in one payment on or before November 27, 2024 (the “November Payment Date”); and
(iii)	Five Hundred Thousand Dollars ($500,000) in one payment on or before December 31, 2024 (the “December Payment Date”).

Each payment hereunder shall be made by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor.”

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4.2 The SPA is hereby amended by deleting Section 5.04 thereof in its entirety and replacing it with the following:

“Section 5.04 Termination. (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement:

(i) shall terminate automatically following (x) receipt by the Company of each of the payments required to be made on or before the November Payment Date and the December Payment Date and (y) the issuance by the Company of the shares of Series B Preferred Stock owed to the Investor pursuant to such payments;

(ii) may be terminated by the mutual written consent of Investor and the Company;

(iii) may be terminated by the Investor if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform is incapable of being cured by January 9, 2025;

(iv) may be terminated by the Company if

(A)	other than the payment obligations set forth in Section 2.01, the Investor shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform is incapable of being cured by January 9, 2025;

(B)	the Investor shall fail to make the payment required to be made on the November Payment Date within nine (9) calendar days from such payment date; or

(C)	the Investor shall fail to make the payment required to be made on the December Payment Date within nine (9) calendar days from such payment date.

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to this Section 5.04, this Agreement and all other Transaction Documents shall be terminated and shall forthwith become void and have no effect, without any liability or obligation on the part of either Party; provided, however, that nothing in this Section 5.04 shall relieve any party from liability for any fraud, willful breach of a representation or warranty or willful breach of any covenant or other agreement contained in this Agreement.”

5. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the SPA and the other Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

6. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

NEURAXIS, INC.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	President and CEO

FLAGSTAFF INTERNATIONAL, LLC

By:	/s/ Ricardo A. Salas
Name:	Ricardo A. Salas
Title:	Managing Partner